Exhibit 10.2

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

December 13, 2010

among

GT SOLAR INTERNATIONAL, INC.,

THE GUARANTORS PARTY HERETO

and

CREDIT SUISSE AG,
as Collateral Agent

SCHEDULES:

Schedule 1                                    Equity Interests in Subsidiaries and Affiliates Owned by Original Lien Grantors

Schedule 2                                    Other Investment Property Owned by Original Lien Grantors

Schedule 3                                    Commercial Tort Claims

EXHIBITS:

Exhibit A                                              Security Agreement Supplement

Exhibit B                                              Perfection Certificate

Exhibit C                                              Copyright Security Agreement

Exhibit D                                              Patent Security Agreement

Exhibit E                                                Trademark Security Agreement

Exhibit F                                                Issuer Control Agreement

Exhibit G                                              Securities Account Control Agreement

Exhibit H                                              Deposit Account Control Agreement

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT dated as of December 13, 2010, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Lien Grantors”), in favor of CREDIT SUISSE AG (“Credit Suisse”), as collateral agent (in such capacity and together with its successors, the “Collateral Agent”) for (i) the banks and other financial institutions or entities (the “Lenders”) from time to time party to the Credit Agreement dated as of December 13, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GT Solar International, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and Credit Suisse, as administrative agent (in such capacity and together with its successors, the “Administrative Agent”) and as Collateral Agent, and (ii) the other Secured Parties (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Lien Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Lien Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Lien Grantors are engaged in related businesses, and each Lien Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

WHEREAS, it is a condition precedent to the obligations of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Lien Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties; and

WHEREAS, upon any foreclosure or other enforcement of the Security Documents, the net proceeds of the relevant Collateral are to be received by or paid over to the Collateral Agent and applied as provided herein;

NOW, THEREFORE, in consideration of the premises and to induce the Arrangers, the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each Lien Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. Definitions.

(a)        Terms Defined in the Credit Agreement.  Terms defined in the Credit Agreement and not otherwise defined in subsection (b) or (c) of this Section have, as used herein, the respective meanings provided for therein.

(b)        Terms Defined in UCC.  As used herein, each of the following terms has the meaning specified in the UCC:

Term	UCC

Account	9-102
Authenticate	9-102
Certificated Security	8-102
Chattel Paper	9-102
Commercial Tort Claim	9-102
Commodity Account	9-102
Commodity Customer	9-102
Deposit Account	9-102
Document	9-102
Entitlement Holder	8-102
Entitlement Order	8-102
Equipment	9-102
Financial Asset	8-102 & 103
Fixtures	9-102
General Intangibles	9-102
Goods	9-102
Instrument	9-102
Inventory	9-102
Investment Property	9-102
Letter-of-Credit Right	9-102
Money	1-201
Record	9-102
Securities Account	8-501
Securities Intermediary	8-102
Security	8-102 & 103
Security Entitlement	8-102

Term	UCC

Supporting Obligations	9-102
Uncertificated Security	8-102

(c)        Additional Definitions.  The following additional terms, as used herein, have the following meanings:

“Arranger” means Credit Suisse Securities (USA) LLC, and HSBC Bank USA, National Association, as joint lead arrangers.

“Banking Services” means each and any treasury management and cash management services including, without limitation, controlled disbursement, automated clearing house transactions, return items, interstate depository network services and services on account of credit or debit cards or related merchant services.

“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Banking Services provided by the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender.

“Borrower” has the meaning assigned to such term in the preamble.

“Collateral” means all property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Collateral Agent pursuant to the Security Documents.  When used with respect to a specific Lien Grantor, the term “Collateral” means all its property on which such a Lien is granted or purports to be granted.

“Collateral Accounts” means the Controlled Deposit Accounts and the Controlled Securities Accounts.

“Contingent Obligation” means, at any time, any Obligation (or portion thereof) that is contingent in nature at such time, including any Obligation that is:

(i)       an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it;

(ii)      an obligation under a Hedging Agreement to make payments that cannot be quantified at such time;

(iii)     any other obligation (including any guarantee) that is contingent in nature at such time; or

(iv)     an obligation to provide collateral to secure any of the foregoing types of obligations.

“Control” has the meaning specified in UCC Section 8-106, 9-104, 9-105, 9-106 or 9-107, as may be applicable to the relevant Collateral.

“Controlled Deposit Account” means a Deposit Account (i) that is subject to a Deposit Account Control Agreement or (ii) as to which the Collateral Agent is the Depositary Bank’s “customer” (as defined in UCC Section 4-104).

“Controlled Securities Account” means a Securities Account that (i) is maintained in the name of a Lien Grantor at an office of a Securities Intermediary located in the United States and (ii) together with all Financial Assets credited thereto and all related Security Entitlements, is subject to a Securities Account Control Agreement among such Lien Grantor, the Collateral Agent and such Securities Intermediary.

“Copyright License” means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence.

“Copyright Security Agreement” means a Copyright Security Agreement, substantially in the form of Exhibit C, executed and delivered by a Lien Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

“Copyrights” means all the following: (i) all copyrights under the laws of the United States or any other country (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all copyrightable works of authorship (whether or not published), and all applications for copyrights under the laws of the United States or any other country, including registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Copyright Security Agreement, (ii) all renewals of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Deposit Account Control Agreement” means, with respect to any Deposit Account of any Lien Grantor, a Deposit Account Control Agreement substantially in the form of Exhibit H (or otherwise reasonably acceptable to the Collateral Agent) among such Lien Grantor, the Collateral Agent and the relevant Depositary Bank.

“Depositary Bank” means a bank at which a Controlled Deposit Account is maintained.

“Equity Interest” means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any Partnership Interest therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof, (v) any warrant, option or other right to acquire any Equity Interest described in this definition or (vi) any Security Entitlement in respect of any Equity Interest described in this definition.

“Credit Agreement” has the meaning assigned to such term in the preamble.

“Guarantors” means each Subsidiary listed on the signature pages hereof under the caption “Guarantors” and each Subsidiary that shall, at any time after the date hereof, become a “Guarantor” pursuant to Section 23.

“Indemnitee” has the meaning assigned to such term in Section 18(c).

“Intellectual Property” means all intellectual and similar property of any Lien Grantor of every kind and nature now owned or hereafter acquired by any Lien Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intellectual Property Filing” means (i) with respect to any Patent or Trademark, the filing of the applicable Patent Security Agreement or Trademark Security Agreement with the United States Patent and Trademark Office, together with an appropriately completed recordation form, and (ii) with respect to any Copyright, the filing of the applicable Copyright Security Agreement with the United States Copyright Office, together with an appropriately completed recordation form, in each case sufficient to record the Transaction Lien granted to the Collateral Agent in such Recordable Intellectual Property.

“Intellectual Property Security Agreement” means a Copyright Security Agreement, a Patent Security Agreement or a Trademark Security Agreement.

“Issuer Control Agreement” means an Issuer Control Agreement substantially in the form of Exhibit F (or otherwise reasonably acceptable to the Collateral Agent).

“Lender Parties” means the Lenders, the Administrative Agent, the Collateral Agent, the Documentation Agents and the Syndication Agents.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Lien Grantor is a party.

“LLC Interest” means a membership interest or similar interest in a limited liability company.

“Non-Contingent Obligation” means at any time any Obligation (or portion thereof) that is not a Contingent Obligation at such time.

“Obligations” means (i) the due and punctual payment by the Borrower of (a) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, on the loans under the Credit Agreement and (b) all other monetary obligations of the Borrower and each other Loan Party to any of the Secured Parties under the Credit Agreement and each of the Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (ii) the Secured Hedging Obligations and (iii) the Banking Services Obligations.

“Original Lien Grantor” means any Lien Grantor that grants a Lien on any of its assets hereunder on the Closing Date.

“own” refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and “acquire” refers to the acquisition of any such rights.

“Partnership Interest” means a partnership interest, whether general or limited.

“Patent License” means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence or not, including any agreement identified in Schedule 1 to any Patent Security Agreement.

“Patents” means (i) all letters patent and design letters patent of the United States or any other country and all applications for letters patent or design letters patent of the United States or any other country, including applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Patent Security Agreement, (ii) all reissues, divisions, continuations, continuations in part, revisions and extensions of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Patent Security Agreement” means a Patent Security Agreement, substantially in the form of Exhibit D, executed and delivered by a Lien Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

“Perfection Certificate” means, with respect to any Lien Grantor, a certificate substantially in the form of Exhibit B, completed and supplemented with the schedules contemplated thereby to the reasonable satisfaction of the Collateral Agent, and signed by an officer of such Lien Grantor.

“Personal Property Collateral” means all property included in the Collateral except Real Property Collateral.

“Pledged”, when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time.  For example, “Pledged Equity Interest” means an Equity Interest that is included in the Collateral at such time and “Pledged letter of credit” means a letter of credit that creates rights to payment or performance that are included in the Collateral at such time.

“Pledged Collateral” means the Pledged Equity Interests and Pledged Instruments.

“Post-Petition Interest” means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Lien Grantors (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

“Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Lien Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

“Real Property Collateral” means all Mortgaged Properties (as defined in the Credit Agreement).

“Recordable Intellectual Property” means (i) any Patent pending or registered with the United States Patent and Trademark Office, (ii) any Trademark pending or registered with the United States Patent and Trademark Office, (iii) any Copyright pending or registered with the United States Copyright Office, and (iv) all rights in or under any of the foregoing.

“Release Conditions” means the following conditions for releasing all the Secured Guarantees and terminating all the Transaction Liens:

(i)       all Commitments under the Credit Agreement shall have expired or been terminated;

(ii)      all Non-Contingent Obligations shall have been paid in full; and

(iii)     no Contingent Obligation (other than (x) contingent indemnification and expense reimbursement obligations as to which no claim shall have been asserted and (y) obligations under a Hedging Agreement that are not yet due and payable) shall remain outstanding;

provided that the condition in clause (iii) shall not apply to outstanding Letters of  Credit if (x) no Event of Default has occurred and is continuing and (y) the Borrower has Cash Collateralized at least 105% of all outstanding L/C Obligations (plus any accrued and unpaid interest thereon) as of the date of such termination (or caused a bank acceptable to the Collateral Agent to issue a letter of credit naming the Collateral Agent as beneficiary in such amount) or makes other arrangements satisfactory to the Collateral Agent and the applicable Issuing Bank in respect of such Letters of Credit, on terms and conditions and pursuant to documentation reasonably satisfactory to the Collateral Agent.

“Sale of Guarantor” has the meaning assigned to such term in Section 2(c)(ii).

“Secured Agreement”, when used with respect to any Obligation, refers collectively to each instrument, agreement or other document that sets forth obligations of the Borrower, obligations of a guarantor and/or rights of the holder with respect to such Obligation.

“Secured Guarantee” means, with respect to each Guarantor, its guarantee of the Obligations under Section 2 hereof or Section 1 of a Security Agreement Supplement.

“Secured Hedging Obligations” means all obligations under each Hedging Agreement that (i) is in effect on the Closing Date with a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedging Agreement is entered into.

“Secured Parties” means (i) the Lenders, (ii) the Agents, (iii) each counterparty to any Hedging Agreement with a Loan Party the obligations under which constitute Secured Hedging Obligations, (iv) each holder of a Banking Services Obligation, (v) each Issuing Bank and (vi) the successors and permitted assigns of each of the foregoing.

“Securities Account Control Agreement” means, when used with respect to a Securities Account, a Securities Account Control Agreement substantially in the form of Exhibit G (or otherwise reasonably acceptable to the Collateral Agent) among the relevant Securities Intermediary, the relevant Lien Grantor and the Collateral Agent.

“Security Agreement Supplement” means a Security Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Collateral Agent for the purpose of adding a Subsidiary as a party hereto pursuant to Section 23 and/or adding additional property to the Collateral.

“Trademark License” means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right to use any Trademark, including any agreement identified in Schedule 1 to any Trademark Security Agreement.

“Trademarks” means:  (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and all other source or business identifiers, and all general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (ii) the goodwill of the business symbolized thereby or associated with each of them, (iii) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Trademark Security Agreement, (iv) all renewals of any of the foregoing, (v) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Trademark Security Agreement” means a Trademark Security Agreement, substantially in the form of Exhibit E, executed and delivered by a Lien Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

“Transaction Liens” means the Liens granted by the Lien Grantors under the Security Documents.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

(d)   Terms Generally.  The definitions of terms herein (including those incorporated by reference to the UCC or to another document) apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any person shall be construed to include such person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (v) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2.  Guarantees by Guarantors.

(a)   Secured Guarantees. Each Guarantor unconditionally guarantees the full and punctual payment of each Obligation when due (whether at stated maturity, upon acceleration or otherwise).  If the Borrower fails to pay any Obligation punctually when due, each Guarantor agrees that it will forthwith on demand pay the amount not so paid at the place and in the manner specified in the relevant Secured Agreement.

(b)   Secured Guarantees Unconditional.  The obligations of each Guarantor under its Secured Guarantee shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)    any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower, any other Guarantor or any other person under any Secured Agreement, by operation of law or otherwise;

(ii)   any modification or amendment of or supplement to any Secured Agreement;

(iii)  any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower, any other Guarantor or any other person under any Secured Agreement;

(iv)  any change in the corporate existence, structure or ownership of the Borrower, any other Guarantor or any other person or any of their respective subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other Guarantor or any other person or any of their assets or any resulting release or discharge of any obligation of the Borrower, any other Guarantor or any other person under any Secured Agreement;

(v)           the existence of any claim, set-off or other right that such Guarantor may have at any time against the Borrower, any other Guarantor, any Secured Party or any other person, whether in connection with the Loan Documents or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi)          any invalidity or unenforceability relating to or against the Borrower, any other Guarantor or any other person for any reason of any Secured Agreement, or any provision of applicable law or regulation purporting to prohibit the payment of any Obligation by the Borrower, any other Guarantor or any other person; or

(vii)         any other act or omission to act or delay of any kind by the Borrower, any other Guarantor, any other party to any Secured Agreement, any Secured Party or any other person, or any other circumstance whatsoever that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of or defense to any obligation of any Guarantor hereunder.

(c)        Release of Secured Guarantees.  (i) All the Secured Guarantees will be released when all the Release Conditions are satisfied.  If at any time any payment of an Obligation is rescinded or must be otherwise restored or returned upon the insolvency or receivership of the Borrower or otherwise, the Secured Guarantees shall be reinstated with respect thereto as though such payment had been due but not made at such time.

(ii)           If all the capital stock of a Guarantor or all the assets of a Guarantor are sold or transferred to a person other than the Borrower or one of its Subsidiaries in a transaction permitted by the Credit Agreement (any such sale, a “Sale of Guarantor”), the Collateral Agent shall release such Guarantor from its Secured Guarantee; provided that, if such sale or transfer is an Asset Sale, arrangements satisfactory to the Collateral Agent have been made to apply the Net Cash Proceeds thereof as required by the Credit Agreement.  Such release shall not require the consent of any Secured Party, and the Collateral Agent shall be fully protected in relying on a certificate of the Borrower as to whether any particular sale constitutes a Sale of Guarantor.

(iii)          In addition to any release permitted by subsection (ii), the Collateral Agent may release any Secured Guarantee with the prior written consent of the requisite percentage of Lenders required by Section 9.08 of the Credit Agreement.

(d)        Waiver by Guarantors.  Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein with respect to the Obligations that are guaranteed, as well as any requirement that at any time any action be taken by any person against the Borrower, any other Guarantor or any other person with respect to the Obligations that are guaranteed.

(e)        Subrogation.  A Guarantor that makes a payment with respect to an Obligation hereunder shall be subrogated to the rights of the payee against the Borrower with respect to such payment; provided that no Guarantor shall enforce any payment by way of subrogation against the Borrower, or by reason of contribution against any other guarantor of such Obligation, until all the Release Conditions have been satisfied.

(f)         Stay of Acceleration.  If acceleration of the time for payment of any Obligation by the Borrower is stayed by reason of the insolvency or receivership of the Borrower or otherwise, all Obligations otherwise subject to acceleration under the terms of any Secured Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Collateral Agent.

(g)        Right of Set-Off. If any Obligation is not paid promptly when due, each of the Secured Parties and their respective Affiliates is authorized, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Secured Party or Affiliate to or for the credit or the account of any Guarantor against the obligations of such Guarantor under its Secured Guarantee, irrespective of whether or not such Secured Party shall have made any demand thereunder and although such obligations may be unmatured. The rights of each Secured Party under this subsection are in addition to all other rights and remedies (including other rights of set-off) that such Secured Party may have.

(h)        Continuing Guarantee.  Each Secured Guarantee is a continuing guarantee (until released in accordance with the terms of this Agreement and the Credit Agreement), shall be binding on the relevant Guarantor and its successors and assigns, and shall be enforceable by the Collateral Agent or the Secured Parties. If all or part of any Secured Party’s interest in any Obligation is properly assigned or otherwise properly transferred in accordance with the terms of the Credit Agreement, the transferor’s rights under each Secured Guarantee, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation.

(i)         Limitation on Obligations of Subsidiary Guarantor.  The obligations of each Guarantor under its Secured Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render such Secured Guarantee subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of applicable law.

SECTION 3.  Grant of Transaction Liens.

(a)        In order to secure the Obligations, the Borrower and each other Lien Grantor grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the Borrower or such Lien Grantor, as the case may be, whether now owned or existing or hereafter acquired or arising and regardless of where located:

(i)            all Accounts;

(ii)           all Chattel Paper;

(iii)          the Commercial Tort Claims described in Schedule 3;

(iv)          all Documents;

(v)           all Equipment;

(vi)          all General Intangibles (including (x) any Equity Interests in other persons that do not constitute Investment Property and (y) any Intellectual Property);

(vii)         all Instruments;

(viii)        all Inventory;

(ix)           all Investment Property;

(x)            all Goods and Fixtures;

(xi)           all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of such Original Lien Grantor pertaining to any of its Collateral;

(xii)          such Original Lien Grantor’s ownership interest in (1) its Collateral Accounts, (2) all Financial Assets credited to its Collateral Accounts from time to time and all Security Entitlements in respect thereof, (3) all cash held in its Collateral Accounts from time to time and (4) all other Money and cash in the possession of the Collateral Agent; and

(xiii)         all Proceeds of the Collateral described in the foregoing clauses (i) through (xii);

provided that the following property is excluded from the foregoing security interests: (A) motor vehicles or other assets subject to certificates of title, (B) letter of credit rights (except to the extent constituting Supporting Obligations for other Collateral as to which perfection of the security interest in such other Collateral and the Supporting Obligations is accomplished solely by the filing of a UCC financing statement), (C) leasehold real property interests, (D) all real property interest owned in fee with a fair market value of less than $5,000,000 to the extent a security interest is perfected by the filing of a mortgage, deed or similar instrument, (E) voting Equity Interests in any Excluded Subsidiary to the extent (but only to the extent) required to prevent the Collateral from including more than 65% of all voting Equity Interests in such Excluded Subsidiary, (F) any asset with respect to which the Collateral Agent and the Borrower agree in writing that the cost, burden or other consequences (including adverse tax consequences) of providing or perfecting a security interest is excessive in relation to the practical benefit afforded thereby to the Secured Parties, (G) Margin Stock, (H) any trademark or service mark consisting of an “intent to use” application, (I) assets located outside the continental United States or the pledge of which would require registration or other action outside the continental United States and (J) any asset if (but only to the extent that and until) the granting of a security interest in such asset would (x) be prohibited by applicable law (other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition), (y) trigger termination of any agreement, document or instrument pursuant to any “change of control” or similar provision (except to the extent such termination is overridden by the UCC) but the Collateral shall include Proceeds thereof (other than to the extent such Proceeds are subject to the exclusions from the Collateral described in this paragraph) or (z) be prohibited by contract, including any shareholders’ or joint venture agreement (except to the extent such prohibition is overridden by the UCC) so long as such prohibition is not prohibited under the Credit Agreement.

(b)        With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

(c)        The Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Lien Grantor with respect to any of the Collateral or any transaction in connection therewith.

SECTION 4.  General Representations and Warranties.  Each Original Lien Grantor represents and warrants that:

(a)        Such Lien Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in its Perfection Certificate.

(b)        Schedule 1 lists all Equity Interests in Subsidiaries and Affiliates owned by such Lien Grantor as of the Closing Date.

(c)        Schedule 2 lists, as of the Closing Date, (i) all Securities owned by such Lien Grantor (other than (1) Equity Interests in Subsidiaries and Affiliates, (2) Unrestricted Cash and Cash Equivalents, (3) Securities held in a Collateral Securities Account and (4) Securities held in any Securities Account (singly) having an average monthly balance of less than $5,000,000) and (ii) all Securities Accounts to which Financial Assets are credited in respect of which such Lien Grantor owns Security Entitlements other than any such Securities Account (singly) having an average monthly balance of less than $5,000,000. Such Lien Grantor owns no Commodity Account in respect of which such Lien Grantor is the Commodity Customer.

(d)        All Pledged Equity Interests owned by such Lien Grantor are owned by it free and clear of any Lien other than Permitted Liens.  All shares of capital stock included in such Pledged Equity Interests (including shares of capital stock in respect of which such Lien Grantor owns a Security Entitlement) have been duly authorized and validly issued and are fully paid and non-assessable.  None of such Pledged Equity Interests is subject to any option to purchase or similar right of any person.  Such Lien Grantor is not and will not become a party to or otherwise bound by any agreement (except the Loan Documents) which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest with respect thereto.

(e)        Such Lien Grantor has good and marketable title to all its Collateral (subject to exceptions that are, in the aggregate, not material), free and clear of any Lien other than Permitted Liens.

(f)         No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Lien Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens.  After the Closing Date, no Collateral owned by such Lien Grantor will be in the possession or under the Control of any other person having a claim thereto or security interest therein, other than a Permitted Lien.

(g)        The Transaction Liens on all Personal Property Collateral owned by such Lien Grantor (i) have been validly created, (ii) will attach to each item of such Collateral on the Closing Date (or, if such Lien Grantor first obtains rights thereto on a later date, on such later date) and (iii) when so attached, will secure all the Obligations or such Lien Grantor’s Secured Guarantee, as the case may be.

(h)        When the relevant Mortgages have been duly executed and delivered, the Transaction Liens on all Real Property Collateral owned by such Lien Grantor as of the Closing Date will have been validly created and will secure all the Obligations or such Lien Grantor’s Secured Guarantee, as the case may be.

(i)         Such Lien Grantor has delivered a Perfection Certificate to the Collateral Agent.  The information set forth therein is correct and complete in all material respects as of the Closing Date.

(j)         When UCC financing statements describing the Collateral as set forth in Schedule 6 to such Lien Grantor’s Perfection Certificate have been filed in the offices specified in such Perfection Certificate, the Transaction Liens will constitute perfected security interests in the Personal Property Collateral owned by such Lien Grantor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein except Permitted Liens. When, in addition to the filing of such UCC financing statements, the applicable Intellectual Property Filings have been made with respect to such Lien Grantor’s Recordable Intellectual Property (including any future filings required pursuant to Sections 5(a) and 8), the Transaction Liens will constitute perfected security interests in all right, title and interest of such Lien Grantor in its Recordable Intellectual Property to the extent that security interests therein may be perfected by such filings, prior to all Liens and rights of others therein except Permitted Liens.  Except for (i) the filing of such UCC financing statements, (ii) such Intellectual Property Filings and (iii) the due recordation of the Mortgages, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Security Documents or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Transaction Liens or for the enforcement of the Transaction Liens.

(k)        Such Lien Grantor’s Collateral is insured as required by the Credit Agreement.

(l)         To the knowledge of such Lien Grantor, all of such Lien Grantor’s Inventory has or will have been produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended.

SECTION 5. Further Assurances; General Covenants. Each Lien Grantor covenants as follows:

(a)        Such Lien Grantor will, from time to time, at the Borrower’s expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any Intellectual Property Filing and any filing of financing or continuation statements (including any amendments thereto) under the UCC) that from time to time may be necessary or reasonably desirable, or that the Collateral Agent may reasonably request, in order to:

(i)        create, preserve, perfect, confirm or validate the Transaction Liens on such Lien Grantor’s Collateral;

(ii)       in the case of Pledged Deposit Accounts and Pledged Investment Property, cause the Collateral Agent to have Control thereof (except to the extent such Control is not required under Section 10 hereof);

(iii)      enable the Collateral Agent and the other Secured Parties to obtain the full benefits of the Security Documents; or

(iv)     enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies with respect to any of such Lien Grantor’s Collateral.

To the extent permitted by applicable law, such Lien Grantor authorizes the Collateral Agent to execute and file such financing statements or continuation statements (including any amendments thereto) in such jurisdictions with such descriptions of collateral (including “all assets” or “all personal property” or other words to that effect) and other information set forth therein as the Collateral Agent may deem necessary or desirable for the foregoing purposes, without such Lien Grantor’s signature appearing thereon.  Such Lien Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.  Such Lien Grantor constitutes the Collateral Agent its attorney-in-fact to execute and file all Intellectual Property Filings and other filings required or deemed advisable for the foregoing purposes, without the signature of any Lien Grantor appearing thereon, and naming any Lien Grantor or the Lien Grantors as debtors and the Collateral Agent as secured party, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all the Transaction Liens granted by such Lien Grantor terminate pursuant to Section 22.  The Borrower will pay the costs of, or incidental to, any Intellectual Property Filings and any recording or filing of any financing or continuation statements (including any amendments thereto) or other documents recorded or filed pursuant hereto.

(b)        Such Lien Grantor will not (i) change its name or corporate or organizational structure, (ii) change its location (determined as provided in UCC Section 9-307), (iii) become bound, as provided in UCC Section 9-203(d) or otherwise, by a security agreement entered into by another person (other than as permitted under the Credit Agreement), unless it shall have given the Collateral Agent prior notice thereof.

(c)        [INTENTIONALLY OMITTED].

(d)        If any of its Collateral having a value in excess of $5,000,000 is in the possession or control of a warehouseman, bailee or agent at any time, such Lien Grantor will (i) notify such warehouseman, bailee or agent of the relevant Transaction Liens, (ii) instruct such warehouseman, bailee or agent to hold all such Collateral for the Collateral Agent’s account subject to the Collateral Agent’s instructions (which shall permit such Collateral to be removed by such Lien Grantor in the ordinary course of business until the Collateral Agent notifies such warehouseman, bailee or agent that an Event of Default has occurred and is continuing), (iii) use commercially reasonably efforts to cause such warehouseman, bailee or agent to Authenticate a Record acknowledging that it holds possession of such Collateral for the Collateral Agent’s benefit (or otherwise acknowledging such matters as the Collateral Agent shall approve) and (iv) make such Authenticated Record available to the Collateral Agent.

(e)        Such Lien Grantor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral; provided that such Lien Grantor may do any of the foregoing unless doing so would violate a covenant in the Credit Agreement. Concurrently with any sale, lease or other disposition (except a sale or disposition to another Lien Grantor or a lease) permitted by the foregoing proviso, the Transaction Liens on the assets sold or disposed of (but not in any Proceeds arising from such sale or disposition) will cease immediately without any action by the Collateral Agent or any other Secured Party.  The Collateral Agent will, at the Borrower’s expense, execute and deliver to the relevant Lien Grantor such documents as such Lien Grantor shall reasonably request to evidence the fact that any asset so sold or disposed of is no longer subject to a Transaction Lien.

(f)         Such Lien Grantor will, promptly upon request, provide to the Collateral Agent all information and evidence concerning such Lien Grantor’s Collateral that the Collateral Agent may reasonably request from time to time to enable it to enforce the provisions of the Security Documents.

SECTION 6.  Accounts.  Each Lien Grantor represents, warrants and covenants as follows:

(a)        Such Lien Grantor will use commercially reasonable efforts to cause to be collected from its account debtors, when due, all amounts owing under its Accounts (including delinquent Accounts, which will be collected in accordance with lawful collection procedures) and will apply all amounts collected thereon, forthwith upon receipt thereof, to the outstanding balances of such Accounts.  Subject to the rights of the Collateral Agent and the other Secured Parties hereunder if an Event of Default shall have occurred and be continuing, such Lien Grantor may allow in the ordinary course of business as adjustments to amounts owing under such Accounts (i) any extension or renewal of the time or times for payment, or settlement for less than the total unpaid balance, that such Lien Grantor finds appropriate in accordance with sound business judgment and (ii) refunds or credits, all in the ordinary course of business.  The costs and expenses (including reasonable attorney’s fees) of collection, whether incurred by such Lien Grantor or the Collateral Agent, shall be paid by such Lien Grantor.

(b)        [INTENTIONALLY OMITTED].

(c)        If an Event of Default shall have occurred and be continuing, such Lien Grantor will, if requested to do so by the Collateral Agent, promptly notify (and such Lien Grantor authorizes the Collateral Agent so to notify) each account debtor in respect of any of its Accounts that such Accounts have been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Accounts are to be made directly to the Collateral Agent or its designee.

SECTION 7.  Commercial Tort Claims.  Each Lien Grantor represents, warrants and covenants as follows:

(a)        In the case of an Original Lien Grantor, Schedule 3 accurately describes, with the specificity required to satisfy UCC Section 9-108, each Commercial Tort Claim with a value reasonably believed to be in excess of $2,000,000 with respect to which such Original Lien Grantor is the claimant as of the Closing Date.  In the case of any other Lien Grantor, Schedule 3 to its first Security Agreement Supplement will accurately describe, with the specificity required to satisfy said Official Comment 5, each Commercial Tort Claim with a value reasonably believed to be in excess of $2,000,000 with respect to which such Lien Grantor is the claimant as of the date on which it signs and delivers such Security Agreement Supplement.

(b)        If any Lien Grantor acquires a Commercial Tort Claim with a value reasonably believed to be in excess of $2,000,000 after the Closing Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will promptly sign and deliver to the Collateral Agent a Security Agreement Supplement granting a security interest in such Commercial Tort Claim (which shall be described therein with the specificity required to satisfy said UCC Section 9-108) to the Collateral Agent for the benefit of the Secured Parties.

(c)        Upon the filing of a UCC financing statement in the jurisdiction under the laws of which the relevant Lien Grantor is organized, the Transaction Lien on each Commercial Tort Claim described pursuant to subsection (a) or (b) above will be perfected, subject to no prior Liens or rights of others, other than Permitted Liens.

SECTION 8.  Recordable Intellectual Property.  Each Lien Grantor covenants that on the Closing Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will sign and deliver to the Collateral Agent Intellectual Property Security Agreements with respect to all Recordable Intellectual Property then owned by it.  The Borrower or such Lien Grantor will, on or before the time of delivery of the certificate required under Section 5.04(c) of the Credit Agreement with respect to each fiscal quarter ending on or about June 30 or December 31, sign and deliver to the Collateral Agent an appropriate Intellectual Property Security Agreement covering any Recordable Intellectual Property owned by it on and as of the last date of such fiscal quarter that is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it.  In each case, it will promptly make all Intellectual Property Filings necessary to record the Transaction Liens on such Recordable Intellectual Property.

SECTION 9.  Investment Property and Instruments.  Each Lien Grantor represents, warrants and covenants as follows:

(a)        Certificated Securities and Instruments.  On the Closing Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will deliver to the Collateral Agent as Collateral hereunder all certificates and notes representing Pledged Certificated Securities or Instruments (other than those set forth in Section 5.14(b) of the Credit Agreement) then owned by such Lien Grantor.  Thereafter, whenever such Lien Grantor acquires any other certificate or note representing a Pledged Certificated Security or Instrument , such Lien Grantor will promptly deliver such certificate or note to the Collateral Agent as Collateral hereunder. The provisions of this subsection are subject to the limitation in Section 9(i) in the case of voting Equity Interests in a Foreign Subsidiary.

(b)        Uncertificated Securities.  On or promptly following the Closing Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will enter into (and cause the relevant issuer to enter into) an Issuer Control Agreement in respect of each Pledged Uncertificated Security then owned by such Lien Grantor  (unless the same are held in a Collateral Account) and deliver such Issuer Control Agreement to the Collateral Agent (which shall enter into the same). Thereafter, whenever such Lien Grantor acquires any other Pledged Uncertificated Security (unless the same are held in a Collateral Account), such Lien Grantor will enter into (and cause the relevant issuer to enter into) an Issuer Control Agreement in respect of such Pledged Uncertificated Security and deliver such Issuer Control Agreement to the Collateral Agent (which shall enter into the same).  The provisions of this subsection are subject to the limitation in Section 9(i) in the case of voting Equity Interests in a Foreign Subsidiary.

(c)        Security Entitlements.  On the Closing Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will, with respect to each Security Entitlement then owned by it, enter into (and cause the relevant Securities Intermediary to enter into) a Securities Account Control Agreement in respect of such Security Entitlement and the Securities Account to which the underlying Financial Asset is credited and will deliver such Securities Account Control Agreement to the Collateral Agent (which shall enter into the same). Thereafter, whenever such Lien Grantor acquires any other Security Entitlement, such Lien Grantor will, as promptly as practicable, cause the underlying Financial Asset to be credited to a Controlled Securities Account.  The Lien Grantors have the right not to comply therewith with respect to Securities Accounts having an average monthly balance of less than $5,000,000.

(d)        Perfection as to Pledged Collateral.  When such Lien Grantor delivers the certificate or note representing any Pledged Certificated Security or Instrument owned by it to the Collateral Agent and complies with Section 9(h) in connection with such delivery, the Transaction Lien on such Pledged Certificated Security or Instrument will be perfected, subject to no prior Liens or rights of others.

(e)        Perfection as to Uncertificated Securities.  When such Lien Grantor, the Collateral Agent and the issuer of any Pledged Uncertificated Security owned by such Lien Grantor enter into an Issuer Control Agreement with respect thereto, the Transaction Lien on such Pledged Uncertificated Security will be perfected, subject to no prior Liens or rights of others.

(f)         Perfection as to Security Entitlements.  So long as the Financial Asset underlying any Security Entitlement owned by such Lien Grantor is credited to a Controlled Securities Account, (i) the Transaction Lien on such Security Entitlement will be perfected, subject to no prior Liens or rights of others (except Liens and rights of the relevant Securities Intermediary that are Permitted Liens), (ii) the Collateral Agent will have Control of such Security Entitlement and (iii) no action based on an adverse claim to such Security Entitlement or such Financial Asset, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Collateral Agent or any other Secured Party.

(g)        Agreement as to Applicable Jurisdiction.  In respect of all Security Entitlements owned by such Lien Grantor, and all Securities Accounts to which the related Financial Assets are credited, the Securities Intermediary’s jurisdiction (determined as provided in UCC Section 8-110(e)) will at all times be located in the United States.

(h)        Delivery of Pledged Certificates.  All certificates or notes representing Pledged Certificated Securities or Instruments, when delivered to the Collateral Agent, will be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to the Collateral Agent.

(i)         Foreign Subsidiaries.  A Lien Grantor will not be obligated to comply with the provisions of this Section at any time with respect to any voting Equity Interest in an Excluded Subsidiary if and to the extent (but only to the extent) that such voting Equity Interest is excluded from the Transaction Liens at such time pursuant to clause (E) of the proviso at the end of Section 3(a) and/or the comparable provisions of one or more Security Agreement Supplements.

SECTION 10.  Controlled Deposit Accounts.  Each Lien Grantor represents, warrants and covenants as follows:

(a)        Subject to Section 10(d), all cash owned by such Lien Grantor will be deposited, upon or promptly after the receipt thereof, in one or more Controlled Deposit Accounts. Each Controlled Deposit Account will be operated as provided in Section 12.

(b)        In respect of each Controlled Deposit Account, the Depositary Bank’s jurisdiction (determined as provided in UCC Section 9-304) will at all times be a jurisdiction in which Article 9 of the UCC is in effect.

(c)        So long as the Collateral Agent has Control of a Controlled Deposit Account, the Transaction Lien on such Controlled Deposit Account will be perfected, subject to no prior Liens or rights of others (except the Depositary Bank’s right to deduct its normal operating charges and any uncollected funds previously credited thereto).

(d)        Exception. The Lien Grantors have the right not to comply with the foregoing provisions of this Section with respect to any of its Deposit Accounts if (and solely to the extent that) the Borrower is otherwise in compliance with Section 5.13 of the Credit Agreement.  Each Lien Grantor will maintain all or substantially all of its cash in Controlled Deposit Accounts to the extent necessary for the Borrower to remain in compliance with Section 5.13 of the Credit Agreement.

SECTION 11.  [INTENTIONALLY OMITTED].

SECTION 12.  Operation of Collateral Accounts. (a) With respect to each Collateral Account, the Collateral Agent will instruct the relevant Securities Intermediary or Depositary Bank that the relevant Lien Grantor may withdraw, or direct the disposition of, funds and other assets held therein unless and until the Collateral Agent rescinds such instruction. The Collateral Agent will not rescind such instructions, and will not give any instructions as to the withdrawal or disposition of funds or other assets held therein, unless an Event of Default shall have occurred and be continuing.

(b)        If an Event of Default shall have occurred and be continuing, the Collateral Agent may (i) retain, or instruct the relevant Securities Intermediary or Depositary Bank to retain, all cash and investments then held in any Collateral Account, (ii) liquidate, or instruct the relevant Securities Intermediary or Depositary Bank to liquidate, any or all investments held therein and/or (iii) withdraw any amounts held therein and apply such amounts as provided in Section 17.

(c)        If an Event of Default shall have occurred and be continuing, if immediately available cash on deposit in any Collateral Account is not sufficient to make any distribution or withdrawal to be made pursuant hereto, the Collateral Agent will cause to be liquidated, as promptly as practicable, such investments held in or credited to such Collateral Account as shall be required to obtain sufficient cash to make such distribution or withdrawal and, notwithstanding any other provision hereof, such distribution or withdrawal shall not be made until such liquidation has taken place.

SECTION 13.  Transfer Of Record Ownership.    At any time when an Event of Default shall have occurred and be continuing, the Collateral Agent may (and to the extent that action by it is required, the relevant Lien Grantor, if directed to do so by the Collateral Agent, will as promptly as practicable) cause each of the Pledged Securities (or any portion thereof specified in such direction) to be transferred of record into the name of the Collateral Agent or its nominee.  Each Lien Grantor will take any and all actions reasonably requested by the Collateral Agent to facilitate compliance with this Section.  If the provisions of this Section are implemented, Section 9(b) shall not thereafter apply to any Pledged Security that is registered in the name of the Collateral Agent or its nominee.  The Collateral Agent will promptly give to the relevant Lien Grantor copies of any notices and other communications received by the Collateral Agent with respect to Pledged Securities registered in the name of the Collateral Agent or its nominee.

SECTION 14.  Right to Vote Securities.  (a) Unless an Event of Default shall have occurred and be continuing, each Lien Grantor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any Pledged Security owned by it and the Financial Asset underlying any Pledged Security Entitlement owned by it, and the Collateral Agent will, upon receiving a written request from such Lien Grantor, deliver to such Lien Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any such Pledged Security that is registered in the name of the Collateral Agent or its nominee or any such Pledged Security Entitlement as to which the Collateral Agent or its nominee is the Entitlement Holder, in each case as shall be specified in such request and be in form and substance reasonably satisfactory to the Collateral Agent.  Unless an Event of Default shall have occurred and be continuing, the Collateral Agent will have no right to take any action which the owner of a Pledged Partnership Interest or Pledged LLC Interest is entitled to take with respect thereto, except the right to receive payments and other distributions to the extent provided herein.

(b)        If an Event of Default shall have occurred and be continuing, the Collateral Agent will have the right to the extent permitted by law (and, in the case of a Pledged Partnership Interest or Pledged LLC Interest, by the relevant partnership agreement, limited liability company agreement, operating agreement or other governing document) to vote, to give consents, ratifications and waivers and to take any other action with respect to the Pledged Investment Property, the other Pledged Equity Interests (if any) and the Financial Assets underlying the Pledged Security Entitlements, with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof, and each Lien Grantor will take all such action as the Collateral Agent may reasonably request from time to time to give effect to such right.

SECTION 15.  [INTENTIONALLY OMITTED].

SECTION 16.  Remedies upon Event of Default.  (a) If an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under the Security Documents.

(b)        Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Personal Property Collateral and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, withdraw all cash held in the Collateral Accounts and apply such cash as provided in Section 17 and, if there shall be no such cash or if such cash shall be insufficient to pay all the Obligations in full, sell, lease, license or otherwise dispose of the Collateral or any part thereof.  Notice of any such sale or other disposition shall be given to the relevant Lien Grantor(s) as required by Section 19.  The foregoing provisions of this subsection shall apply to Real Property Collateral only to the extent permitted by applicable law and the provisions of any applicable Mortgage or other document.

(c)        Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing:

(i)            the Collateral Agent may, in connection with a sale or disposition of Collateral pursuant to the exercise of remedies hereunder and/or under applicable law, license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Pledged Intellectual Property (including any Pledged Recordable Intellectual Property) throughout the world for such term or terms, on such conditions and in such manner as the Collateral Agent shall in its sole and reasonable discretion determine; provided that such licenses or sublicenses do not conflict with any existing license of which the Collateral Agent shall have received a copy;

(ii)           the Collateral Agent may (without assuming any obligation or liability thereunder), at any time and from time to time, in its sole and reasonable discretion, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Lien Grantor in, to and under any of its Pledged Intellectual Property and take or refrain from taking any action under any thereof, and each Lien Grantor releases the Collateral Agent and each other Secured Party from liability for, and agrees to hold the Collateral Agent and each other Secured Party free and harmless from and against any claims and expenses arising out of, any lawful action so taken or omitted to be taken with respect thereto, except for claims and expenses arising from the Collateral Agent’s or such Secured Party’s gross negligence or willful misconduct; and

(iii)          upon request by the Collateral Agent (which shall not be construed as implying any limitation on its rights or powers), each Lien Grantor will execute and deliver to the Collateral Agent a power of attorney, in form and substance satisfactory to the Collateral Agent, for the implementation of any sale, lease, license or other disposition of any of such Lien Grantor’s Pledged Intellectual Property or any action related thereto.  In connection with any such disposition, but subject to any confidentiality restrictions imposed on such Lien Grantor in any license or similar agreement, such Lien Grantor will supply to the Collateral Agent its know-how and expertise relating to the relevant Intellectual Property or the products or services made or rendered in connection with such Intellectual Property, and its customer lists and other records relating to such Intellectual Property and to the distribution of said products or services.

SECTION 17.  Application of Proceeds.  (a) If an Event of Default shall have occurred and be continuing, the Collateral Agent may apply (i) any cash held in the Collateral Accounts, (ii) the proceeds of any sale or other disposition of all or any part of the Collateral and (iii) all or any part of the proceeds of the Secured Guarantees, in the following order of priorities:

first, to pay the expenses of such sale or other disposition, including reasonable compensation to agents of and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection with the Security Documents, and any other amounts then due and payable to the Collateral Agent pursuant to Section 18 or to the Administrative Agent pursuant to Section 9.05 of the Credit Agreement;

second, to pay ratably all interest (including Post-Petition Interest) on the Obligations payable under the Credit Agreement, until payment in full of all such interest and fees shall have been made;

third, to pay ratably (or provide for the payment thereof pursuant to Section 17(b)), until payment in full of all such Obligations shall have been made (or so provided for), (i) that portion of the Obligations constituting unpaid principal of the Loans or L/C Obligations and (ii) breakage, termination and other amounts owing in respect of any Secured Hedging Obligations and Banking Services Obligations between any Loan Party, on the one hand, and an Agent or any Lender or any of their Affiliates, on the other hand, to the extent such Secured Hedging Obligations and Banking Services Obligations are permitted under the Credit Agreement;

fourth, to pay all other Obligations ratably (or provide for the payment thereof pursuant to Section 17(b)), until payment in full of all such other Obligations shall have been made (or so provided for); and

finally, to pay to the relevant Lien Grantor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;

provided that Collateral owned by a Guarantor and any proceeds thereof shall be applied pursuant to the foregoing clauses first, second, third and fourth only to the extent permitted by the limitation in Section 2(i).  The Collateral Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

(b)        If at any time any portion of any monies collected or received by the Collateral Agent would, but for the provisions of this Section 17(b), be payable pursuant to Section 17(a) in respect of a Contingent Obligation, the Collateral Agent shall not apply any monies to pay such Contingent Obligation but instead shall request the holder thereof, at least 10 days before each proposed distribution hereunder, to notify the Collateral Agent as to the maximum amount of such Contingent Obligation if then ascertainable (e.g., in the case of a letter of credit, the maximum amount available for subsequent drawings thereunder).  If the holder of such Contingent Obligation does not notify the Collateral Agent of the maximum ascertainable amount thereof at least two Business Days before such distribution, such holder will not be entitled to share in such distribution.  If such holder does so notify the Collateral Agent as to the maximum ascertainable amount thereof, the Collateral Agent will allocate to such holder a portion of the monies to be distributed in such distribution, calculated as if such Contingent Obligation were outstanding in such maximum ascertainable amount.  However, the Collateral Agent will not apply such portion of such monies to pay such Contingent Obligation, but instead will hold such monies or invest such monies in Permitted Investments.  All such monies and Permitted Investments and all proceeds thereof will constitute Collateral hereunder, but will be subject to distribution in accordance with this Section 17(b) rather than Section 17(a).  The Collateral Agent will hold all such monies and Permitted Investments and the net proceeds thereof in trust until all or part of such Contingent Obligation becomes a Non-Contingent Obligation, whereupon the Collateral Agent at the request of the relevant Secured Party will apply the amount so held in trust to pay such Non-Contingent Obligation; provided that, if the other Obligations theretofore paid pursuant to the same clause of Section 17(a) (i.e., clause third or fourth) were not paid in full, the Collateral Agent will apply the amount so held in trust to pay the same percentage of such Non-Contingent Obligation as the percentage of such other Obligations theretofore paid pursuant to the same clause of Section 17(a).  If (i) the holder of such Contingent Obligation shall advise the Collateral Agent that no portion thereof remains in the category of a Contingent Obligation and (ii) the Collateral Agent still holds any amount held in trust pursuant to this Section 17(b) in respect of such Contingent Obligation (after paying all amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Non-Contingent Obligations), such remaining amount will be applied by the Collateral Agent in the order of priorities set forth in Section 17(a).

(c)        In making the payments and allocations required by this Section, the Collateral Agent may rely upon information supplied to it pursuant to Section 21(c).  All distributions made by the Collateral Agent pursuant to this Section shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.

SECTION 18.  Fees and Expenses; Indemnification.  (a) The Borrower will forthwith upon demand pay to the Collateral Agent:

(i)            the amount of any taxes that the Collateral Agent may have been required to pay by reason of the Transaction Liens or to free any Collateral from any other Lien thereon upon presentation of a receipt evidencing such payment or such other evidence of payment reasonably satisfactory to the Borrower;

(ii)           the amount of any and all reasonable out-of-pocket expenses, including transfer taxes and reasonable fees and expenses of counsel as provided in Section 9.05 of the Credit Agreement that the Collateral Agent may incur in connection with (x) the administration or enforcement of the Security Documents, including such reasonable expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Transaction Lien, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by the Collateral Agent of any of its rights or powers under the Security Documents;

(iii)          the amount of any fees that the Borrower shall have agreed in writing to pay to the Collateral Agent and that shall have become due and payable in accordance with such written agreement; and

(iv)          the amount required to indemnify the Collateral Agent for, or hold it harmless and defend it against, any loss, liability or expense (including the reasonable fees and expenses of one counsel (and if necessary, of a single local counsel in each appropriate jurisdiction) and any experts or sub-agents appointed by it hereunder) incurred or suffered by the Collateral Agent in connection with the Security Documents, except to the extent that such loss, liability or expense arises from the Collateral Agent’s bad faith, gross negligence or willful misconduct or a material breach of any duty that the Collateral Agent has under this Agreement (after giving effect to Sections 20 and 21).

Any such amount not paid to the Collateral Agent on demand will bear interest for each day thereafter until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Alternate Base Rate Loans for such day.

(b)        If any transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in the Security Documents, the Borrower will pay such tax and provide any required tax stamps to the Collateral Agent or as otherwise required by law.

(c)        The Borrower shall indemnify each of the Secured Parties, the Lenders and each of their respective Related Parties (each an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all liabilities, losses, damages, costs and expenses of any kind (including reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and reasonable fees and disbursements of one counsel for all such Indemnitees (and, in the case of an actual conflict of interest, of another counsel for such affected Indemnitee) and if necessary, of a single local counsel in each appropriate jurisdiction) arising out of, or in connection with any and all Environmental Liabilities. Without limiting the generality of the foregoing, each Lien Grantor waives, to the extent permitted by applicable law, all rights for contribution and all other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or related to Environmental Laws that it might have by statute or otherwise against any Indemnitee.

SECTION 19.  Authority to Administer Collateral.  Each Lien Grantor irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Lien Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Borrower’s reasonable expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Lien Grantor’s Collateral:

(a)           to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(b)           to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(c)           to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

(d)           to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

provided that, except in the case of Personal Property Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the relevant Lien Grantor at least ten days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

SECTION 20.  Limitation on Duty in Respect of Collateral.  Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto.  The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent’s gross negligence or willful misconduct.

SECTION 21.  General Provisions Concerning the Collateral Agent.

(a)        The provisions of Article 8 of the Credit Agreement shall inure to the benefit of the Collateral Agent, and shall be binding upon all Lien Grantors and all Secured Parties, in connection with this Agreement and the other Security Documents.  Without limiting the generality of the foregoing, (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Security Documents that the Collateral Agent is required in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08 of the Credit Agreement), and (iii) except as expressly set forth in the Loan Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to the Borrower that is communicated to or obtained by the bank serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Transaction Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Security Documents. The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Collateral Agent by the Borrower or a Secured Party.

(b)        Sub-Agents and Related Parties.  Subject to Article 8 of the Credit Agreement, the Collateral Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it.  The Collateral Agent and any such sub-agent may perform any of its duties and exercise any of its rights and powers through its Related Parties.  The exculpatory provisions of Section 20 and this Section shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent.

(c)        Information as to Obligations and Actions by Secured Parties.  For all purposes of the Security Documents, including determining the amounts of the Obligations and whether an Obligation is a Contingent Obligation or not, or whether any action has been taken under any Secured Agreement, the Collateral Agent will be entitled to rely on information from (i) its own records for information as to the Lender Parties, their Obligations and actions taken by them, (ii) any Secured Party (or any trustee, agent or similar representative designated pursuant to Section 24 to supply such information) for information as to its Obligations and actions taken by it, to the extent that the Collateral Agent has not obtained such information from its own records, and (iii) the Borrower, to the extent that the Collateral Agent has not obtained information from the foregoing sources.

(d)        Refusal to Act.  The Collateral Agent may refuse to act on any notice, consent, direction or instruction from any Secured Parties or any agent, trustee or similar representative thereof that, in the Collateral Agent’s reasonable opinion, (i) is contrary to law or the provisions of any Security Document, (ii) may expose the Collateral Agent to liability (unless the Collateral Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.

SECTION 22.  Termination of Transaction Liens; Release of Collateral.  (a) The Transaction Liens granted by each Guarantor shall terminate when its Secured Guarantee is released pursuant to Section 2(c).

(b)        The Transaction Liens granted by the Borrower shall terminate when all the Release Conditions are satisfied.

(c)        At any time before the Transaction Liens granted by the Borrower terminate, the Collateral Agent may, at the written request of the Borrower, (i) release any Collateral (but not all or substantially all the Collateral) with the prior written consent of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08 of the Credit Agreement) or (ii) release all or substantially all the Collateral with the prior written consent of all Lenders.

(d)        Upon any termination of a Transaction Lien or release of Collateral, the Collateral Agent will, at the expense of the relevant Lien Grantor, execute and deliver to such Lien Grantor such documents as such Lien Grantor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be.

SECTION 23.  Additional Guarantors and Lien Grantors.  Any Subsidiary may become a party hereto by signing and delivering to the Collateral Agent a Security Agreement Supplement, whereupon such Subsidiary shall become a “Guarantor” and a “Lien Grantor” as defined herein.

SECTION 24.  Additional Obligations. After the date hereof, the Borrower may from time to time, with the prior written consent of the Collateral Agent (which shall not be unreasonably withheld) and the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08 of the Credit Agreement) (which consent shall be in their sole discretion), designate any other obligation of the Borrower as an additional Obligation for purposes hereof by delivering to the Collateral Agent a certificate signed by a Financial Officer identifying the obligation so designated, stating that such obligation is designated as an Obligation for purposes hereof and specifying the name and address of the holder of such obligation or of a trustee, agent or similar representative designated to supply information with respect to such additional Obligation to the Collateral Agent as contemplated by Section 21(c).

SECTION 25.  Notices.  Each notice, request or other communication given to any party hereunder shall be given in accordance with Section 9.01 of the Credit Agreement, and in the case of any such notice, request or other communication to a Lien Grantor other than the Borrower, shall be given to it in care of the Borrower.

SECTION 26.  No Implied Waivers; Remedies Not Exclusive.  No failure by the Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Security Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

SECTION 27.  Successors and Assigns.  This Agreement is for the benefit of the Collateral Agent and the Secured Parties.  If all or any part of any Secured Party’s interest in any Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation.  This Agreement shall be binding on the Lien Grantors and their respective successors and assigns.

SECTION 28.  Amendments and Waivers.  Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the Collateral Agent, with the consent of such Lenders as are required to consent thereto under Section 9.08 of the Credit Agreement.  No such waiver, amendment or modification shall (i) be binding upon any Lien Grantor, except with its written consent, or (ii) affect the rights of a Secured Party (other than a Lender) hereunder more adversely than it affects the comparable rights of the Lenders hereunder, without the consent of such Secured Party.

SECTION 29.  Choice of Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

SECTION 30.  Waiver of Jury Trial.  EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY SECURITY DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 31.  Severability.  If any provision of any Security Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of the Security Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GT SOLAR INTERNATIONAL, INC., as Borrower

By:	/s/ Richard Gaynor
Name: Richard Gaynor
Title: Vice President and Chief Financial Officer

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Guarantors:

GT SOLAR INCORPORATED

By:	/s/ Richard Gaynor
Name: Richard Gaynor
Title: Vice President and Chief Financial Officer

GT EQUIPMENT HOLDINGS, INC.

By:	/s/ Michele Rayos
Name: Michele Rayos
Title: Vice President and Treasurer

GT CRYSTAL SYSTEMS, LLC

By:	GT Solar Incorporated, its Sole Member

By:	/s/ Richard Gaynor
Name: Richard Gaynor
Title: Vice President and Chief Financial Officer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:	/s/ Shaheen Malik
Name: Shaheen Malik
Title: Vice President

By:	/s/ Kevin Buddhdew
Name: Kevin Buddhdew
Title: Associate